                                                                    Exhibit 99.1


[I A S G
Integrated Alarm Services Group[SM], Inc. LOGO]

                                                       99 Pine Street, 3rd Floor
                                                            Albany, NY 12207
                                                             (518) 426-1515
                                                           (518) 426-0953 fax


IASG Announces Second Quarter 2004 Results


Albany, N.Y. - August 12, 2004 - Integrated Alarm Services Group, Inc. (NASDAQ:
IASG) a total solution provider to independent security alarm dealers located throughout the United States today reported a loss of $0.01 per share for the second quarter ending June 30, 2004.

In announcing the results, Timothy M. McGinn, Chairman and CEO, said, "The second quarter results show continued progress relative to achieving our plan. In the second quarter, gross margin improved and earnings before interest, taxes depreciation and amortization (EBITDA) increased 38 percent over the first quarter to $6.8 million. The Company performed well in the quarter from a customer service point of view with an annualized owned portfolio attrition rate of 11.2 percent down from an annualized rate of 13.4 percent in the first quarter of 2004. We also achieved our second quarter account acquisition plan with 28,500 new contract equivalents added in the quarter at consideration below plan".

Revenue for the second quarter of 2004 was $19.5 million compared with $18.2 million in the first quarter. Net loss for the second quarter ending June 30, 2004 was $370,000 or $0.01 per share compared to a net loss of $1.1 million or $0.04 per share in the first quarter.

Second quarter 2004 accomplishments:

   o The acquisition of Alliant Protection Services, Inc. alarm portfolio of 17,400 contract equivalents and certain other assets for $14.5 million.

   o The generation of approximately 1,900 contract equivalents internally, an increase of 19 percent over the first quarter.

   o The acquisition of a total of 28,500 new contract equivalents in the quarter at a multiple of 27.5 times recurring monthly revenue (RMR).

   o The Company increased EBITDA to $6.8 million from $5.0 million in the first quarter.

At June 30, 2004 the Company had $5.5 million in cash and stockholders' equity of $152.7 million. During the second quarter the Company retired $3.6 million in debt and ended the quarter with $61.8 million in debt and capital leases yielding a debt to equity ratio of 0.4 to 1.

IASG Portfolio Data:

                                            Annualized Attrition Rate

                                   4th Quarter   1st Quarter      2nd Quarter
                                       2003          2004             2004
                                       ----          ----             ----
IASG Owned Portfolio

         Legacy Portfolio              18.4%         17.7%           10.8%

         New Residential               12.0%         13.5%            9.9%

         New Commercial                 6.8%          9.1%           13.4%

         Aggregate Owned Portfolio     12.5%         13.4%           11.2%


                                             Annualized Growth Rate

Wholesale Monitoring Accounts          (5.1%)         4.0%          (17.9%)

IASG ended the second quarter of 2004 with an owned portfolio of approximately 146,000 contract equivalents generating RMR of approximately $4.4 million and wholesale monitoring of approximately 500,000 accounts generating approximately $2.0 million in RMR. The annualized attrition rate for the second quarter of 2004 for the aggregate IASG owned alarm portfolio was 11.2 percent. The wholesale monitoring portfolio experienced a 17.9% annualized decline in accounts. This decline is a result of one alarm company bringing in-house to their call center some of their owned portfolio that IASG managed on a month to month basis. Given that this company has greatly reduced its acquisition activities we anticipated this retrenchment but its timing was uncertain. This business was lower margin than our typical wholesale relationship and we have no further wholesale business with this company.

See the attached second quarter fiscal year 2004 financial highlights. The Company will be discussing these operating results and revenue and expense guidance in a conference call today at 4:45 p.m. EDT. This call can be heard via the IASG website at www.iasg.us and is also available in telephonic replay format.

About IASG

Integrated Alarm Services Group provides total integrated solutions to independent security alarm dealers located throughout the United States to assist them in serving the residential and commercial security alarm market. IASG's services include alarm contract financing including the purchase of dealer alarm contracts for its own portfolio and providing loans to dealers collateralized by alarm contracts. IASG, with 5,000 independent dealer relationships, is also the largest wholesale provider of alarm contract monitoring and servicing. For more information about IASG please visit our web site at http://www.iasg.us.

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of IASG's future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. You should not rely on forward-looking statements because IASG's actual results may differ materially from those indicated by these forward looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading "Risks Related to our Business" in IASG's Form 10-K report for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on March 30, 2004, and other reports IASG files from time to time with the Securities and Exchange Commission. IASG does not intend to and undertakes no duty to update the information contained in this press release.

             INTEGRATED ALARM SERVICES GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                         AS OF
                                                           -----------------------------------
                                                            DECEMBER 31,         JUNE 30,
                                                               2003                2004
                                                           -------------       -------------
ASSETS                                                                          (unaudited)
Current assets:
   Cash and cash equivalents                               $  35,435,817       $   5,487,124
   Current portion of notes receivable                           735,149           1,389,994
   Accounts receivable, net                                    4,312,990           6,308,571
   Inventories                                                 1,107,899           1,096,517
   Prepaid expenses                                            1,548,105           1,266,760
   Due from related parties                                      232,300              85,844
                                                           -------------       -------------
     Total current assets                                     43,372,260          15,634,810

Property and equipment, net                                    5,762,586           6,027,811
Notes receivable net of current portion and allowance          4,525,973           3,192,619
Dealer relationships, net                                     23,113,617          21,619,136
Customer contracts, net                                       73,571,131          89,807,707
Goodwill, net                                                 85,515,985          90,161,798
Debt issuance costs, net                                       1,768,281           1,273,141
Other identifiable intangibles, net                            2,187,464           1,994,765
Restricted cash and cash equivalents                           1,100,000           1,855,395
Other assets                                                     119,033           3,440,638
                                                           -------------       -------------
     Total assets                                          $ 241,036,330       $ 235,007,820
                                                           =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                       $  18,765,000       $  16,319,000
   Current portion of capital lease obligations                  431,555             434,335
   Accounts payable                                            2,873,707           1,460,905
   Accrued expenses                                            8,816,766           7,152,666
   Current portion of deferred revenue                         7,576,993           9,461,296
   Other liabilities                                             139,066                  --
                                                           -------------       -------------
     Total current liabilities                                38,603,087          34,828,202

Long-term debt, net of current portion                        46,977,612          44,829,112
Capital lease obligations, net of current portion                453,811             236,524
Deferred revenue, net of current portion                         312,343           2,132,355
Deferred income taxes                                            759,425             234,328
Other liabilities                                                374,119              17,819
Due to related parties                                           153,203               3,284
                                                           -------------       -------------
     Total liabilities                                        87,633,600          82,281,624
                                                           -------------       -------------
   Commitments and Contingencies

Stockholders' equity
   Preferred stock, $0.001 par value; authorized
     3,000,000 shares and none issued and outstanding                 --                  --
   Common stock, $0.001 par value; authorized
     100,000,000 shares; issued and outstanding
     24,607,731 shares at December 31, 2003 and
     24,681,462 at June 30, 2004                                  24,608              24,682
   Common stock subscribed                                       315,342                  --
   Paid-in capital                                           205,086,659         206,164,145
   Accumulated deficit                                       (52,023,879)        (53,462,631)
                                                           -------------       -------------
     Total stockholders' equity                              153,402,730         152,726,196
                                                           -------------       -------------
     Total liabilities and stockholders' equity            $ 241,036,330       $ 235,007,820
                                                           =============       =============

             INTEGRATED ALARM SERVICES GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2004
                                  (UNAUDITED)

                                                       Three months ended June 30,            Six months ended June 30,
                                                         2003               2004               2003               2004
                                                     ------------       ------------       ------------       ------------
Revenue:
     Monitoring fees                                 $  5,852,761       $  6,049,930       $ 11,942,551       $ 11,837,336
     Revenue from customer accounts                     3,661,950         12,101,339          6,067,135         23,679,341
     Billing fees                                          21,514                 --             42,497                 --
     Related party monitoring fees                        130,144             76,331            282,250            101,811
     Related party placement fees                           4,864                 --             90,437                 --
     Service and subcontractor fees                        91,455          1,291,170             91,455          2,108,032
                                                     ------------       ------------       ------------       ------------
Total revenue                                           9,762,688         19,518,770         18,516,325         37,726,520
Cost of revenue (excluding depreciation
     and amortization)                                  3,887,954          7,041,508          7,753,560         14,109,502
                                                     ------------       ------------       ------------       ------------
                                                        5,874,734         12,477,262         10,762,765         23,617,018
                                                     ------------       ------------       ------------       ------------
Operating expenses:
     Selling and marketing                                190,428          1,128,964            455,494          2,244,926
     Depreciation and amortization                      3,549,904          5,431,052          6,420,425         10,443,573
     General and administrative                         2,394,397          4,505,667          4,597,279          9,565,067
     General and administrative - related party           250,000                 --          3,525,000                 --
                                                     ------------       ------------       ------------       ------------
Total operating expenses                                6,384,729         11,065,683         14,998,198         22,253,566
                                                     ------------       ------------       ------------       ------------
Income (loss) from operations                            (509,995)         1,411,579         (4,235,433)         1,363,452
Other income (expense):
     Other expense, net                                  (120,742)                --           (262,750)            (3,080)
     Amortization of debt issuance costs                 (529,738)          (247,184)          (907,413)          (507,034)
     Related party interest expense                       (27,483)                --           (451,848)                --
     Interest expense                                  (4,533,014)        (1,944,870)        (7,668,723)        (3,650,042)
     Interest income                                      417,344            205,877            777,227            530,548
                                                     ------------       ------------       ------------       ------------
Income (loss) before income taxes                      (5,303,628)          (574,598)       (12,748,940)        (2,266,156)
Income tax expense (benefit)                              (50,115)          (206,862)         3,367,173           (827,404)
                                                     ------------       ------------       ------------       ------------
Net income (loss)                                    $ (5,253,513)      $   (367,736)      $(16,116,113)      $ (1,438,752)
                                                     ============       ============       ============       ============
Basic and diluted income (loss) per share            $      (3.30)      $      (0.01)      $     (11.19)      $      (0.06)
                                                     ============       ============       ============       ============
Weighted average number of common
   shares outstanding                                   1,590,911         24,668,671          1,439,989         24,654,309
                                                     ============       ============       ============       ============
Unaudited:
ProForma income tax to give effect to
  the conversion from S to C Corporation
  status:
Income (loss) before benefit from income taxes       $ (5,303,628)      $   (574,598)      $(12,748,940)      $ (2,266,156)
Income tax expense (benefit)                              (50,115)          (206,862)          (249,315)          (827,404)
                                                     ------------       ------------       ------------       ------------
Net income (loss)                                    $ (5,253,513)      $   (367,736)      $(12,499,625)      $ (1,438,752)
                                                     ============       ============       ============       ============
Basic and diluted income (loss) per share            $      (3.30)      $      (0.01)      $      (8.68)      $      (0.06)
                                                     ============       ============       ============       ============

                      INTEGRATED ALARM SERVICES GROUP, INC.

                   RECONCILIATION OF GAAP TO NON-GAAP MEASURES
                                   (UNAUDITED)

                                                     Three Months Ended
                                               March 31, 2004     June 30, 2004
                                               --------------     -------------
Net income (loss)                               $(1,071,016)       $  (367,736)
Adjust for:
   Income taxes (benefit)                          (620,542)          (206,862)
   Interest expense                               1,705,172          1,944,870
   Interest (income)                               (324,671)          (205,877)
   Amortization of debt issuance costs              259,850            247,184
   Depreciation and amortization                  5,012,521          5,431,052
                                                -----------        -----------
EBITDA                                          $ 4,961,314        $ 6,842,631
                                                ===========        ===========
Increase this quarter                           $   965,275        $ 1,881,317
                                                -----------        -----------
Percent increase                                       24.2%              37.9%
                                                -----------        -----------

The Company believes EBITDA is an appropriate metric of operating performance as it presents results that management has direct control over period to period.


CONTACT:


Integrated Alarm Services Group
Investor Relations:
Joseph L. Reinhart
518 426-1515